Investor contact: Hala Elsherbini 972-458-8000 hala@halliburtonir.com	Media contact: Susan Tull 512-577-2956 susan_tull@asuresoftware.com

Asure Software Announces Results for the 2008 Fiscal First Quarter
Software and services revenue increase 46 percent

AUSTIN, Texas, Dec. 17 /PRNewswire-FirstCall/ -- Asure Software (Nasdaq: ASUR) today announced results for the 2008 fiscal first quarter ended October 31, 2007. Highlights for the quarter include:

•	Software and service revenues increased by $0.6 million, or 46 percent, to $1.9 million.
•	Completed workforce management software acquisition.
•	iEmployee added $0.3 million to the increase in revenues.
•	Gross margin as a percent of revenues increased to 82 percent.

“We are progressing with the integration of iEmployee, which has strategically positioned the Company within the rapidly growing workforce management industry. The combination of iEmployee and NetSimplicity provides a broad range of tools enabling a business to optimize their workforce which is so important in a competitive environment. Our offerings target the small, medium business utilizing an attractive software as a service delivery model,” said Richard N. Snyder, Chairman and Chief Executive Officer of Asure Software.

Software and Services Business
Software and services revenue for the three months ended October 31, 2007 were $1.9 million, an increase of $0.6 million, or 46 percent, from the $1.3 million reported for the three months ended July 31, 2007. Revenues include sales of the NetSimplicity scheduling and asset management software, including Meeting Room Manager (“MRM”), Visual Asset Manager (“VAM”), and sales of the Company’s iEmployee workforce management software. Also included in these revenues are software maintenance and support services and professional services. Software and services revenue increased $0.9 million or 95% from the three months ended October 31, 2006 to the three months ended October 31, 2007.

Gross Margin
Software and services gross margin for the 2008 fiscal first quarter was $1.5 million, an increase of $0.5 million or 51 percent, versus $1.0 million achieved for the 2007 fiscal fourth quarter. Software and services gross margins increased $0.9 million or 137% from the three months ended October 31, 2006 to the three months ended October 31, 2007.

Selling, General and Administrative
Total selling, general and administrative expenses for the three months ended October 31, 2007, were $2.8 million, a decrease of $0.4 million, or 13 percent, from the 2007 fiscal fourth quarter. This is primarily due to a reduction in Intellectual Property segment related operating expenses.

Net (Loss) Income
The Company reported a net loss of ($0.9 million), or ($0.03) per share, during the three months ended October 31, 2007.

Outlook
The Company continues to fully integrate the iEmployee operations, develop its sales force to increase sales performance, and release new software updates. Management believes its software and services revenues will continue to increase. Gross margins from the segment are expected to improve during the next fiscal quarter. Management will continue to evaluate additional operational synergies from the iEmployee acquisition and further extend its market reach both domestically and in the international markets.

The Company did not have any intellectual property licensing revenues for the three months ended October 31, 2007.  Management does not anticipate any additional licensing revenues from the patents which have generated such revenues in prior fiscal years.  Although the Company continues to explore its patent portfolio for additional opportunities, management can give no assurance of future licensing revenues and believes any revenues to be generated from the Company's remaining patent portfolio may be less than those generated historically.

Conference Call and Webcast
Asure Software has scheduled a conference call with the investment community for Tuesday December 18, 2007, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. To take part in the call, please dial 800-593-9038 ten minutes before the conference call begins, ask for the Asure Software event, and use pass code 324972. International callers should dial 334-323-7224 and reference the same pass code. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Asure’s web site at www.asuresoftware.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relation’s page of our web site at www.asuresoftware.com.

About Asure Software
Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a suite of on-demand workforce management software and services. Asure’s market-leading products include workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting room management, and asset tracking. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

Safe Harbor
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

FORGENT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	OCTOBER 31, 2007	JULY 31, 2007
	(UNAUDITED)
ASSETS
Current Assets:
Cash and equivalents	$15,925	$33,524
Short-term investments	3,551	1,538
Accounts receivable, net of allowance for doubtful accounts of $56 and $21 at October 31, 2007 and July 31, 2007, respectively	1,476	1,040
Prepaid expenses and other current assets	285	211
Total Current Assets	21,237	36,313

Property and equipment, net	1,108	767
Goodwill	6,993	--
Intangible assets, net	5,161	--
Other assets	129	212
	$34,628	$37,292
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,058	$10,970
Accrued compensation and benefits	586	557
Other accrued liabilities	778	855
Deferred revenue	1,392	1,076
Total Current Liabilities	6,814	13,458

Long-Term Liabilities:
Deferred revenue	33	28
Other long-term obligations	1,060	1,186
Total Long-Term Liabilities	1,093	1,214

Stockholders’ Equity:
Preferred stock, $.01 par value; 10,000 shares authorized; none issued or outstanding	--	--
Common stock, $.01 par value; 40,000 shares authorized; 32,487 and 27,388 shares issued; 30,697 and 25,598 shares outstanding at October 31, 2007 and July 31, 2007, respectively	325	274
Treasury stock at cost, 1,790 shares at October 31, 2007 and July 31, 2007	(4,815)	(4,815)
Additional paid-in capital	270,590	265,647
Accumulated deficit	(239,424)	(238,506)
Accumulated other comprehensive income	45	20
Total Stockholders’ Equity	26,721	22,620
	$34,628	$37,292

FORGENT NETWORKS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share data)

	FOR THE THREE MONTHS ENDED OCTOBER 31,
	2007	2006
	(UNAUDITED)
REVENUES:
Software & service	$1,875	$962
Intellectual property licensing	--	8,134
Total Revenues	1,875	9,096

COST OF SALES:
Software & service	330	310
Intellectual property licensing	--	3,540
Total Cost of Sales	330	3,850

GROSS MARGIN	1,545	5,246

OPERATING EXPENSES:
Selling, general and administrative	2,440	2,500
Research and development	291	116
Amortization of intangible assets	36	4
Total Operating Expenses	2,767	2,620

(LOSS) INCOME FROM OPERATIONS	(1,222)	2,626

OTHER INCOME AND (EXPENSES):
Interest income	338	155
Interest expense and other	(20)	(32)
Total Other Income and (Expenses)	318	123

(LOSS) INCOME FROM OPERATIONS, BEFORE INCOME TAXES	(904)	2,749
Provision for income taxes	(14)	--
NET (LOSS) INCOME	$(918)	$2,749

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
Net (loss) income per share - basic and diluted	$(0.03)	$0.11
WEIGHTED AVERAGE SHARES OUTSTANDING: Basic	27,094	25,381
Diluted	27,094	25,522